Exhibit 10.2

OPTION AGREEMENT

BY AND BETWEEN

CHINA TRANSINFO TECHNOLOGY GROUP CO., LTD.

AND

SHUDONG XIA

OPTION AGREEMENT

This Option Agreement (this “Agreement”) is entered into on the day of September 8, 2009 by and between the following parties:

Optionee:	China TransInfo Technology Group Co., Ltd.
Address: Floor 16, E-Wing Center, No.113 Zhichun Road, Haidian, Beijing, China

Grantor:	Shudong Xia
Identification Card No: 422125721020561
Address: Room 7-3-802 Xingbiaojiayuan, Wanliu,
Haidian District, Beijing, China

RECITALS

The Grantor has entered into a share transfer agreement with Unisplendour Corporation Limited (“Unisplendour”), dated September 8, 2009 (the “Share Transfer Agreement”), pursuant to which the Grantor acquired 35.17% of the equity interest (“Equity Interest”) in Beijing UNISITS Technology Co. Ltd. (“UNISITS”) from Unisplendour for a cash price of RMB 44, 400,000. UNISITS is a company organized under the laws of the People’s Republic of China (the “PRC”), engaged in the business of providing traffic engineering E&M systems, intelligent transportation products, and intelligent transportation services (ITS) to the domestic expressway, railway, and urban transportation markets.

The Optionee is a PRC company that is 100% owned by the Grantor, Chairman, CEO and President of China TransInfo Technology Corp., a Nevada company (“CTFO”), Zhiping Zhang, CTFO’s Vice President of Research and Development, Zhibin Lai, CTFO’s Vice President and Wei Gao, a designee of SAIF Partners III L.P., a 10% shareholder of CTFO.

The Grantor desires to grant the Optionee an option to purchase 18,500,000 shares of UNISITS’ capital stock, which constitute 35.17% of the issued and outstanding capital stock of UNISITS in return for cash on the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, mutual covenants herein set forth and other good and valuable consideration, subject to the terms and conditions herein, the Grantor and the Optionee hereby agree as follows:

1.	OPTION

1.1

Subject to the terms and conditions herein and applicable PRC laws, the Grantor hereby grants to the Optionee an option (the “Option”) to purchase the Equity Interest at an exercise price (the “Exercise Price”) of RMB FORTY FOUR MILLION FOUR HUNDRED THOUSAND (RMB 44,400,000). The Optionee agrees to pre-pay to the Grantor the Exercise Price within 45 Business Days (as defined below) following the date of this Agreement.

For the purpose of this Agreement, a “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the PRC are authorized or required by law or other governmental action to close.

1.2

In order to ensure its fulfilment of the obligations herein, the Grantor agrees to pledge the Equity Interest to the Optionee for a period that is the same as the term of lock-up as set forth in Section 11.3 of the Share Transfer Agreement (the “Term of Pledge”).

	1.3	The Optionee may exercise the Option at any time commencing on the day following of the expiration of the Term of Pledge in accordance with the exercise procedure specified in Section 1.4 hereof.

1.4

The Optionee may exercise the Option, in whole or in part, at any time in accordance with Section 1.3 hereof, by delivering to the Grantor a written notice of such exercise substantially in the form attached hereto as Exhibit A (the “Exercise Notice”), duly signed by the Optionee. The delivery of the Exercise Notice in accordance herewith will constitute a binding obligation (i) on the part of the Optionee to acquire and (ii) on the part of the Grantor to sell, in whole or in part, the Equity Interest subject to such Exercise Notice in accordance with the terms of this Agreement.

1.5

For the avoidance of doubt, the Grantor hereby agrees that the Optionee may exercise the Option, without any limits on the frequency of its exercise, until the Optionee acquires all of the Equity Interest.

	1.6	The Grantor agrees that the Optionee may designate a third party to exercise the Option on its behalf, provided that the Optionee shall give a 3-day prior written notice to the Grantor.

2.	DIVIDENDS

2.1

Concurrently with the grant of the Option, the Grantor also agrees to grant the Optionee the right to collect the dividends from the Equity Interest and any dividends paid upon the Equity Interest shall be immediately delivered by the Grantor to the Optionee.

3.	WARRANTIES AND REPRESENTATIONS OF THE GRANTOR

	3.1	The Grantor is the legal owner of the Equity Interest.

3.2

Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any governmental authority to which the Grantor is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Grantor is a party or by which he is bound or to which any of his assets is subject.

	3.3	Except as otherwise provided hereunder, the Optionee shall not be interfered with by any parties at any time when the Optionee exercises its rights in accordance with this Agreement.

4.	COVENANT OF THE GRANTOR

	4.1	During the effective term of this Agreement, the Grantor covenants to the Optionee that the Grantor shall:

4.1.1

Timely notify the Optionee of any events or any received notices which may affect the Grantor’s Equity Interest or any part of his right, and any events or any received notices which may change the Grantor’s any covenant and obligation under this Agreement or which may affect the Grantor’s performance of his obligations under this Agreement.

		4.1.2	Not transfer, assign, pledge, sell, contract to sell or otherwise dispose of, directly or indirectly, the Equity Interest to a third party without prior written approval from the Optionee.

4.2

The Grantor agrees that the Optionee’s rights obtained pursuant to this Agreement shall not be suspended or hampered through legal procedure by the Grantor or any successor of the Grantor or any person authorized by the Grantor.

4.3

The Grantor warrants to the Optionee that the Grantor will comply with and perform all the guarantees, covenants, agreements, representations and conditions for the benefits of the Optionee. The Grantor shall compensate all the losses suffered by the Optionee for the reasons that the Grantor does not perform or fully perform their guarantees, covenants, agreements, representations and conditions.

5.	EVENTS OF DEFAULT

	5.1	The following events shall be regarded as the event of default:

		5.1.1	The Grantor makes any material misleading or fraudulent representations or warranties under Section 4 herein, and/or the Grantor is in violation of any warranties under Section 4 herein;

		5.1.2	The Grantor violates the covenants under Section 5 herein;

		5.1.3	The Grantor waives the pledged Equity Interest or transfer or assign the pledged Equity Interest without prior written consent of the Optionee;

		5.1.4	The Grantor’s external loan, security, compensation, covenants or any other compensation liabilities (i) are required to be repaid or performed prior to the scheduled date; or (ii) are due but cannot be repaid or performed as scheduled and thereby cause the Optionee to deem that the Grantor’s capacity to perform the obligations herein is materially adversely affected;

		5.1.5	The Grantor is incapable of repaying the general debt or other debt;

		5.1.6	This Agreement is illegal for the reason of the promulgation of the related laws or the Grantor’s incapability of continuing to perform the obligations herein;

		5.1.7	Any approval, permits, licenses or authorization from the competent authority of the government needed to perform this Agreement or validate this Agreement are revoked, suspended, invalidated or materially amended;

		5.1.8	The property of the Grantor is adversely changed and causes the Optionee to deem that the capability of the Grantor to perform the obligations herein is affected;

		5.1.9	The Grantor violates any other terms and conditions herein; and

		5.1.10	Other circumstances whereby the Optionee is incapable of exercising the rights in accordance with this Agreement and related laws.

5.2

The Grantor shall immediately give a written notice to the Optionee if the Grantor is aware of or finds that any event under Section 5.1 herein or any events that may result in the foregoing events have happened or is going on.

5.3

Unless the event of default under Section 5.1 herein has been solved to the Optionee’s satisfaction, the Optionee, at any time when the event of default happens or thereafter, may give a written notice of default to the Grantor and request the Grantor to immediately return to the Optionee the Exercise Price together with any accrued interest thereon within ten (10) days after the date of the written notice in RMB and in immediately available funds, by wire transfer to an account designated in writing by the Optionee. Accordingly, the Optionee and the Grantor shall enter into necessary agreements to terminate this Agreement.

6.	TRANSFER OR ASSIGNMENT

	6.1	The Grantor shall not donate or transfer his rights and obligations herein without prior written consent from the Optionee.

6.2

The Optionee may transfer or assign its all or any rights and obligations under this Agreement to any person (natural person or legal entity) at any time. In this case, the assignee shall enjoy and undertake the same rights and obligations herein of the Optionee as if the assignee is a party hereto. When the Optionee transfers or assigns the rights and obligations under this Agreement, at the request of the Optionee, the Grantor shall execute the necessary and relevant agreements and/or documents with respect to such transfer or assignment.

	6.3	This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their successors, and permitted assigns.

7.	FURTHER ASSURANCES

7.1

Each of the parties to this Agreement will use his or its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the execution and delivery of such other documents and agreements as may be necessary to effectuation the pledge and transfer of the Equity Interest).

8.	FORCE MAJEURE

8.1

If this Agreement is delayed in or prevented from performing in the event of Force Majeure, only within the limitation of such delay or prevention, the affected party is absolved from any liability under this Agreement. Force Majeure, which includes acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning, war, means any unforeseen events beyond the prevented party’s reasonable control and cannot be prevented with reasonable care. However, any shortage of credit, capital or finance shall not be regarded as an event beyond a party’s reasonable control. The party effected by Force Majeure who claims for exemption from performing any obligations under this Agreement or under any section herein shall notify the other party of such exemption promptly and advice him or it of the steps to be taken for completion of the performance.

8.2

The party affected by Force Majeure shall not assume any liability under this Agreement. However, subject to the party affected by Force Majeure having taken its reasonable and practicable efforts to perform this Agreement, the party claiming for exemption of the liabilities may only be exempted from performing such liability as within limitation of the part performance delayed or prevented by Force Majeure. Once causes for such exemption of liabilities are rectified and remedied, both parties agree to resume performance of this Agreement with their best efforts.

9.	DISPUTE RESOLUTION

	9.1	This Agreement shall be governed by and construed in accordance with the laws of the PRC.

	9.2	The parties shall strive to settle any dispute arising from the interpretation or performance, or in connection with this Agreement through friendly consultation.

In case no settlement can be reached through consultation, each party can submit such matter to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in Beijing under the current effective rules of CIETAC. The arbitration proceedings shall be conducted in Chinese. The arbitration award shall be final and binding upon the parties.

10.	NOTICE

10.1

Any notice which is given by the parties hereto for the purpose of performing the rights, duties and obligations hereunder shall be in writing. Where such notice is delivered personally, the time of notice is the time when such notice actually reaches the addressee; where such notice is transmitted by telex or facsimile, the notice time is the time when such notice is transmitted. If such notice does not reach the addressee on a Business Day or reaches the addressee after the business time, the next Business Day following such day is the date of notice. The delivery place is the address first written above of the parties hereto or such other address as advised in writing including facsimile and telex from time to time by either party hereto.

11.	EFFECTIVENESS

11.1

This Agreement constitutes the entire agreement between the parties hereto with respect to the matters herein, and cannot be amended, modified or terminated except by an agreement in writing executed by the parties hereto.

	11.2	This Agreement is executed in English.

[Signature Page Follows]

IN WITNESS WHERE OF, the parties hereto have executed this Agreement as of the date first indicated above.

The Optionee: China TransInfo Technology Group Co., Ltd.

/s/ Shudong Xia

Authorized Representative: Chief Executive Officer

The Grantor:

/s/ Shudong Xia

Name: Shudong Xia

[Signature Page to Option Agreement]

EXHIBIT B

FORM OF EXERCISE NOTICE

Mr. Shudong Xia
[________________]
[________________]

Re:	Option Agreement, dated September 8, 2009 (the “Agreement”), between Shudong Xia (the “Grantor”) and China TransInfo Technology Group Co., Ltd. (the “Optionee”)

Dear Mr. Xia:

In accordance with Section 1.4 of the Agreement, the Optionee hereby provides this notice of exercise of the Option in the manner specified below:

(a)	The Optionee hereby exercises its Option with respect to the Equity Interest pursuant to the Option Agreement.

(b)	Pursuant to this exercise, the Grantor will deliver to _______________, _________ shares representing _______% of the Equity Interest in accordance with the instructions attached hereto.

Dated: _________, ______

__________________________________